UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: September 13, 2016 (Date of earliest event reported:  September 12, 2016)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s Annual General Meeting of Shareholders on September 12, 2016, the shareholders (1) elected all four of the Company’s nominees for director; (2) ratified the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2017; (3) approved, on an advisory basis, the compensation paid to the Company's named executive officers, and (4) approved a resolution proposed by CalPERS to replace the Company’s plurality voting standard for election of directors with a majority voting standard.

Shares were voted on these proposals as follows:

Proposal 1. The election of one director in Class II to serve a term of one year and the election of three directors in Class I to serve a term of three years

	Nominees	For	Withheld	Broker Non Vote
(a)	Mitchell I. Quain	18,372,483	4,192,693	464,979
(b)	Edward D. Stewart	18,372,052	4,193,124	464,979
(b)	Dr. Thomas J. O’Brien	18,343,320	4,221,856	464,979
(b)	Daniel A. Bergeron	15,161,047	7,404,129	464,979

(a) to hold office in Class II for a one year term until the Company’s 2017 Annual General Meeting of Stockholders.

(b) to hold office in Class I for a three year term until the Company’s 2019 Annual General Meeting of Stockholders:

Proposal 2. To ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2017:

For	Against	Abstain	Broker Non Vote
22,993,232	34,877	2,046	0

Proposal 3. The approval, on an advisory basis, of the compensation paid to the Company's named executive officers.

For	Against	Abstain	Broker Non Vote
11,500,345	11,044,473	20,358	464,979

Proposal 4. To approve a resolution proposed by CalPERS to replace the Company’s plurality voting standard for election of directors with a majority voting standard.

For	Against	Abstain	Broker Non Vote
19,345,293	3,195,055	24,828	464,979

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 13, 2016

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary